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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                       --------
                                      FORM 8-A/A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                    NET.B@NK, INC.
                   ------------------------------------------------
                (Exact name of registrant as specified in its charter)


              GEORGIA                                    58-2224352
         -----------------                            ----------------
(State of incorporation or organization)              (I.R.S. employer
                                                      identification no.)

    7000 Peachtree Dunwoody Road
    Building 10, Suite 300
    Atlanta, Georgia  30328
    Phone:  (770) 392-4990                                 30328
    ------------------------------                    ----------------
     (Address of principal executive offices)            (zip code)

    If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

    If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                        None.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

    TITLE OF EACH CLASS                     NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED
    -------------------                     ------------------------------

    Common Stock, $.01 par value            Nasdaq SmallCap Market

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    This Registration Statement contains a total of 3 pages.  Certain exhibits are incorporated in this Registration Statement by reference to the Registrant's Registration Statement on Form S-1, (Registration No. 333-23717) filed on March 21, 1997.

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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The Registrant incorporates by reference herein the description of the Registrant's Common Stock, $.01 par value per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-23717), as filed with the Securities and Exchange Commission on March 21, 1997, and as such section may be amended until the time such Registration Statement is declared effective. The form of the Company's Amended and Restated Articles of Incorporation and Bylaws and the Company's stock certificate are filed as Exhibits 3.1, 3.2 and 4.1, respectively, to the aforesaid Registration Statement on Form S-1, No. 333-23717.

Item 2.  EXHIBITS

    The following exhibits are filed as part of the Registration Statement.

    2(a) Registration Statement on Form S-1 (Registration No. 333-23717) as filed with the Securities and Exchange Commission filed March 21, 1997 and as amended by Amendment No. 1 thereto filed on April 25, 1997; Amendment No. 2 thereto filed on June 26, 1997 and Amendment No. 3 thereto filed on July 14, 1997.

    2(b) Amended and Restated Articles of Incorporation.(1)

    2(c) Bylaws.(2)

    2(d) Copy of form of stock certificate for the Registrant's Common
         Stock.(3)


--------------------
    (1) Incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, No. 333-23717, filed March 21, 1997.

    (2) Incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, No. 333-23717, filed March 21, 1997.

    (3) Incorporated herein by reference to Exhibit 4.1 of Amendment No. 1 to the Registrant's Registration Statement on Form S-1, No. 333-23717, filed April 25, 1997.


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                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                       NET.B@NK, INC.



Dated: July 18, 1997                   By: /s/ Robert E. Bowers
      ------------------                  -----------------------------------
                                            Robert E. Bowers
                                            Chief Financial Officer


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